Exhibit 10.16

Schedule of ATM Warrants Issued

Warrants in the form filed as Exhibit 99.2 to Form 8-K of KiOR, Inc. on March 18, 2013 were issued pursuant to Amendment No. 1 to the Loan and Security Agreement dated as of March 18, 2013 among the Company, KiOR Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee as follows:

Date Issued	Warrantholder	Numbers of Underlying Shares	Exercise Price
March 18, 2013	1538731 Alberta Ltd.	148,355	$5.71
	1538716 Alberta Ltd.	264,890	$5.71
	KFT Trust, Vinod Khosla, Trustee	206,622	$5.71
April 24, 2013	KFT Trust, Vinod Khosla, Trustee	91,302	$4.42
May 17, 2013	KFT Trust, Vinod Khosla, Trustee	87,503	$4.62
June 17, 2013	KFT Trust, Vinod Khosla, Trustee	91,303	$4.42
July 26, 2013	KFT Trust, Vinod Khosla, Trustee	79,813	$5.06
August 27, 2013	KFT Trust, Vinod Khosla, Trustee	130,202	$3.10
March 18, 2014	1538731 Alberta Ltd.	725,756	$1.37
	1538716 Alberta Ltd.	1,295,848	$1.37
	KFT Trust, Vinod Khosla, Trustee	1,010,802	$1.37